Exhibit 99.1

[logo]

                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com

                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                  Valerie Finberg
                  720-888-2292                                      720-888-2501


                Level 3 Holds 2007 Annual Meeting of Stockholders


BROOMFIELD, Colo., May 24, 2007 -- Level 3 Communications, Inc. (NASDAQ: LVLT) held its 2007 Annual Meeting of Stockholders today in Broomfield, Colorado.

At the meeting, the company's stockholders:
o Approved granting the company's Board of Directors discretionary authority to amend the company's restated certificate of incorporation in the future to implement a reverse stock split at one of four possible ratios: 1-for-5, 1-for-10, 1-for-15, and 1-for-20. The company's Board of Directors has taken no action with respect to a reverse stock split at this time.
o Re-elected Walter Scott, Jr., James Q. Crowe, and Robert E. Julian as Class I directors of the company, and Arun Netravali, John T. Reed and Michael B. Yanney as Class III directors of the company. All directors will serve a one-year term until the 2008 Annual Meeting of Stockholders.
o Approved a stockholder proposal urging the company to take all steps necessary, in compliance with applicable law, to remove the supermajority vote requirements in its amended and restated certificate of incorporation and by-laws, including but not limited to, the supermajority vote requirements necessary to amend the company's by-laws.

About Level 3 Communications
Level 3 Communications, Inc (NASDAQ: LVLT), an international communications company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband
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transport and infrastructure services, colocation services, voice services and voice over IP services, and content delivery services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

"Level 3 Communications," "Level 3" and the Level 3 Communications logo are registered service marks of Level 3 Communications, LLC. in the United States and/or other countries. Any other product and company names herein may be trademarks of their respective owners. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements that we make in this press release are forward looking in nature. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside our control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to our ability to: successfully integrate acquisitions; increase the volume of traffic on our network; defend our intellectual property and proprietary rights; develop new products and services that meet customer demands and generate acceptable margins; successfully complete commercial testing of new technology and information systems to support new products and services; attract and retain qualified management and other personnel; and meet all of the terms and conditions of our debt obligations. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.


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